Exhibit 99.1

ENTROPIC COMMUNICATIONS APPOINTS WILLIAM R. BRADFORD AS SENIOR VICE PRESIDENT OF WORLDWIDE SALES

SAN DIEGO, October 6, 2009 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon and software solutions to enable connected home networking and entertainment, today announced the appointment of William R. Bradford as senior vice president of worldwide sales.

Bradford has a proven track record of execution and leadership in the semiconductor industry and brings expertise in building sales organizations and developing channels, alliances and OEM partnerships for leading semiconductor companies including Freescale Semiconductor, ON Semiconductor, Cypress Semiconductor and Texas Instruments. Bradford will serve as part of the executive management team and report directly to Entropic president and CEO, Patrick Henry.

“Bill’s history of successfully scaling and leading sales organizations and driving international business will be a tremendous asset to Entropic’s growth strategy,” said Henry. “Bill brings a strong combination of experience and energy that will be instrumental as we continue to lead the charge toward ubiquitous home entertainment connectivity.”

Bradford has over twenty years of direct sales, sales management, marketing, and business development experience in the semiconductor industry. Most recently Bradford worked in venture capital helping launch companies such as internet startup Arkayne. He also co-founded and served as president and CEO of IAD Industries, a private company created to acquire, consolidate and operate distribution and light manufacturing operations in the infrastructure, aerospace and defense markets.

Prior to this, Bradford held various executive positions at Freescale Semiconductor, most recently as senior vice president – Americas, sales & marketing and global distribution, where he improved sales force effectiveness and grew direct and channel sales through demand creation focused programs. Prior to Freescale Semiconductor, Bradford served as senior vice president, sales and marketing for ON Semiconductor, where he rebuilt the global sales and marketing team. Previously, Bradford spent over 10 years at Cypress Semiconductor in a variety of senior positions, including vice president of European sales and marketing. He began his semiconductor sales career with Texas Instruments.

Bradford, holds a B.S. in Electrical Engineering from Rose-Hulman Institute of Technology and an M.S. in Management from the University of Alabama.

“I’m thrilled to be joining Entropic’s executive team at this time,” said Bradford. “Entropic is an innovative, industry-leading company that has fantastic opportunity ahead,” said Bradford. “Having spent many years working with large, global companies and more recently with entrepreneurial start-ups, I look forward to bringing my experience and perspective to a company that combines both, and whose pioneering technology is changing the way the world watches TV.”

Michael Economy, who has served as vice president of worldwide sales and led the global sales effort for nearly six years, has announced that he will be leaving the Company effective October 30th.

“Mike’s contributions have been instrumental in establishing Entropic as the recognized leader in next-generation silicon and software technologies for connected home networking and entertainment,” said Henry. “We wish Mike well in his new endeavors.”

About Entropic Communications

Entropic Communications, Inc. (Nasdaq:ENTR) is a leading fabless semiconductor company that is engineering the future of connected home networking and entertainment by providing next-generation silicon and software technologies to the world’s leading Cable, Telco and Satellite service providers, OEM’s and consumer electronic manufacturers. As a co-founder of MoCA, multimedia over coax alliance, Entropic pioneered and continues to evolve the way high-definition television-quality video and other multimedia & digital content such as movies, music, games and photos are brought into and delivered throughout the home. For more information, visit Entropic at www.entropic.com

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding the expected contributions of Mr. Bradford and Entropic’s future prospects and opportunities. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, Entropic’s ability to recruit and retain key employees like Mr. Bradford; the effects of competition; Entropic’s ability to successfully collaborate and the ability of Entropic to introduce new and enhanced products on a timely basis; the risk that the market for high-definition television-quality video and multimedia content delivery solutions may not develop as anticipated; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the three months ended June 30, 2009. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Investor Contact:

Debra Hart

Director, Investor Relations

858.768.3852

debra.hart@entropic.com

Media Contact:

Angela Edgerton

The Ardell Group

858.792.2941

angela@ardellgroup.com

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